Exhibit 10.27

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made and entered into as of the 21st day of September, 2009, by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (as “Landlord”), and POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Florida corporation (as “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease at MetWest International dated as of May 22, 2009 (the “Lease”), for the lease of certain space containing 83,184 square feet, identified as Suites 500, 600 and 700 (the “Premises”) in the building located at 4030 Boy Scout Boulevard, Tampa, Florida 33607, commonly known as MetWest International One (the “Building”), as such space is more particularly described in the Lease; and

WHEREAS, Landlord and Tenant wish to amend the Lease on the terms set forth herein.

NOW, THEREFORE, for and in consideration of the mutual premises, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by the parties hereto to one another, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties for themselves and their successors and assigns hereto hereby covenant and agree as follows:

1. Incorporation of Recitals. The above recitals are true and correct and are incorporated herein as if set forth in full.

2. Defined Terms. All capitalized terms not defined in this First Amendment shall have the same meaning as set forth in the Lease.

3. Expansion Option. On or before August 1, 2009, Tenant exercised the Expansion Option set forth in Section 26.25(a) of the Lease to expand the Premises to include 10,118 square feet on the 4th floor of the Building to be known as Suite 400, which space is more particularly depicted on Exhibit A attached hereto (the “Suite 400 Premises”). As a result of Tenant’s timely exercise of the Expansion Option, the Lease shall be modified as follows:

(a) Rentable Area of the Premises. The Premises, as set forth in Section 1.01 of the Lease, shall hereafter consist of 93,302 square feet for all purposes under the Lease (including, without limitation, with respect to the calculation of the Tenant Improvement Allowance, the Additional Tenant Improvement Allowance, and the number of parking spaces available to Tenant in the non-reserved vehicle Parking Areas), and shall be comprised of all of the rentable area on the 5th, 6th, and 7th floors of the Building, as more particularly depicted on Exhibit A of the Lease, and 10,118 square feet of the 4th floor of the Building more particularly depicted on Exhibit A attached hereto.

(b) Suite Numbers of the Premises. The Suite Numbers of the Premises, as set forth in Section 1.01 of the Lease, shall hereafter be 400, 500, 600 and 700.

(c) Tenant’s Share. Tenant’s Share, as set forth in Section 1.01 of the Lease, shall hereafter be 37.393%.

(d) Monthly Base Rent. The Monthly Base Rent table set forth in Section 1.01 of the Lease shall be deleted in its entirety and replaced with the following:

Period from / to	Monthly	Annually	Rate/SF
Months 1-12	$186,604.00	$2,239,248.00	$24.00
Months 13-24	$192,202.12	$2,306,425.44	$24.72
Months 25-36	$197,968.18	$2,375,618.20	$25.46
Months 37-48	$203,907.23	$2,446,886.75	$26.23
Months 49-60	$210,024.45	$2,520,293.35	$27.01
Months 61 -72	$216,325.18	$2,595,902.15	$27.82
Months 73-84	$222,814.93	$2,673,779.22	$28.66
Months 85-96	$246,161.78	$2,953,941.32	$31.66
Months 97-108	$253,548.19	$3,042,578.22	$32.61
Months 109-120	$261,167.85	$3,134,014.18	$33.59

4. Reduction Option. Tenant did not elect to exercise the Reduction Option pursuant to Section 26.25(b) of the Lease on or before August 1, 2009. Accordingly, the Reduction Option shall terminate and be null and void

5. Use of Fitness Center; Holiday Party. Tenant and Tenant’s employees shall have the right to use the Fitness Center (as defined in Section 26.21 of the Lease) located in the Building prior to the Commencement Date, provided that such use shall be subject to (a) compliance with all rules and regulations regarding use of the Fitness Center, and (b) completion of the standard forms required to be completed by proposed users of the Fitness Center. A copy of Landlord current forms for use of the Fitness Center is attached as Exhibit B attached hereto, provided that Landlord reserves the right to modify or replace such forms. Tenant may also enter and use the Premises for purposes of holding its company holiday party in December (on a date to be determined by mutual agreement of Landlord and Tenant). Tenant’s and Tenant’s employees’ use of the Fitness Center and use of the Premises for its holiday party prior to the Commencement Date shall also be subject to all of the applicable terms, covenants and conditions of this Lease (except with respect to the payment of Rent), including Article 16 regarding insurance.

6. Brokers. Taylor & Mathis of Florida, LLC, a real estate broker licensed in the State of Florida (“Landlord’s Broker”), has acted as agent for Landlord in connection with this First Amendment and is to be paid a commission by Landlord pursuant to a separate agreement. Jones Lang LaSalle/The Staubach Company, a real estate broker licensed in the State of Florida (“Tenant’s Broker”), has acted as agent for Tenant in connection with this First Amendment and is to be paid a commission by Landlord pursuant to a separate agreement. Landlord represents that it has dealt with no broker other than Landlord’s Broker and Tenant’s

Broker in connection with this First Amendment. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim. Tenant represents that it has dealt with no broker other than Landlord’s Broker and Tenant’s Broker in connection with this First Amendment. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim.

7. Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document. This First Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from one copy of this First Amendment and attached to another copy in order to form one or more counterparts. Signature pages exchanged by facsimile shall be fully binding.

8. No Claims, Offsets or Breaches. Tenant acknowledges, certifies, affirms, and represents that there are no claims, offsets, or breaches of the Lease, or any action or causes of action by Tenant against Landlord directly or indirectly relating to the Lease.

9. No Other Modifications. Except as expressly modified herein, the Lease shall remain in full force and effect and, as modified herein, is expressly ratified and confirmed by the parties hereto. In the event of a conflict between the terms of the Lease and the terms of this First Amendment, the terms of this First Amendment shall control.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties below have caused this First Amendment to be executed under seal as of the date and year first above written.

LANDLORD:

METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

By:	/s/ Charles C. Davis, Jr.
Name:	Charles C. Davis, Jr.
Title:	Regional Director

Signed and Acknowledged in the Presence of:

Witness-REQUIRED:	/s/ Glenn R. Becker
Print Name of Witness- REQUIRED:	Glenn R. Becker

Witness-REQUIRED:	/s/ Jean Cooper
Print Name of Witness- REQUIRED:	Jean Cooper

Date:	September 21, 2009

TENANT:

POST, BUCKLEY, SCHUH & JERNIGAN, INC.,
a Florida corporation

By:	/s/ Donald J. Vrana
Name:	Donald J. Vrana
Title:	EVP & CFO

Signed and Acknowledged in the Presence of:

Witness-REQUIRED:	/s/ Vanessa Jones
Print Name of Witness- REQUIRED:	Vanessa Jones

Witness-REQUIRED:	/s/ Michael Staiger
Print Name of Witness- REQUIRED:	Michael Staiger

Date:	September 01, 2009

4

EXHIBIT A

FLOOR PLAN OF SUITE 400 PREMISES

SUITE 400 - PBS&J
APPROX.: 10,118 RSF
SUITE 450 - VACANT
APPROX.: 16,595 RSF
4TH FLOOR
SCALE: N.T.S.
N

PROJECT NAME:	CLIENT:	DATE:	
PBS&J SUITE 400 METWEST INTERNATIONAL BUILDING ONE 4030 BOY SCOUT BLVD. TAMPA, FL 33607	TAYLOR & MATHIS OF FLORIDA, LLC	08.10.09 DRAWN BY: DS / NC PROJ.NO: 529200 #IB26000929	INTERARCH DESIGN INC. 1819 NORTH FRANKLIN STREET TAMPA, FLORIDA 33602 PHONE (813) 229-8255 FAX. (813) 228-9337 www.interarch.com

Exhibit A

EXHIBIT B

LANDLORD’S CURRENT FORMS FOR USE OF THE FITNESS CENTER

Exhibit B

ONE METRO CENTER OR

METWEST INTERNATIONAL

EMPLOYEE NAME:

COMPANY:

EFFECTIVE DATE:

TYPE OF ACCESS:	FRONT DOOR
HEALTH CLUB *
BOTH *

* Health Club Waiver Required

REPLACEMENT CARD: YES	NO
$20.00 replacement fee attached.

TERMINATED EMPLOYEE: YES	NO

CARD RETURNED: YES	NO

AUTHORIZED SIGNATURE:

Printed Name:

Date:

For Office Use Only

Add Card #:	Delete Card #:

Fax to (813) 873-1314 or Return to Property Management Office, Suite 160

INFORMED AND CONSENT AGREEMENT

This Form is to be used in connection with the exercise facility provided at One Metro Center or MetWest International which is an unsupervised facility and is intended to be used only by apparently healthy individuals.

I                                         , declare that I intend to use some or all of the facilities and services offered by the One Metro Center or MetWest international facility and I understand that each person (myself included) has a different capacity for participating in such programs and services. I understand that the services offered at the One Metro Center or MetWest International exercise facility are recreational in nature and I assume full responsibility, during and after my participation, for my choices to use the exercise facility at One Metro Center or MetWest International.

I understand that part of the risk involved in undertaking any activity or program is relative to my own state of fitness or health (physical, mental or emotional) and to the awareness, care, and skill with which I conduct myself in that activity or program. I acknowledge that my choice to participate in any exercise facility of One Metro Center or MetWest International brings with it my assumption of those risks or results stemming from this choice and the fitness, health, awareness, care and skill that I possess and use.

I recognize that by utilizing the facilities and services offered by One Metro Center or MetWest International, I may experience potential health risks such as transient light-headedness, fainting, abnormal blood pressure, chest discomfort, leg cramps, and nausea and that I assume willfully those risks. I understand that I may stop or delay my participation in the exercise facility at One Metro Center or MetWest International if I so desire and that I may also be requested to stop and rest by anyone who observes any symptoms of distress of abnormal response.

I understand that the facility at One Metro Center or MetWest International is an unsupervised facility and is intended to be used only by apparently healthy individuals. I understand and agree to follow the rules concerning the use of the facility (including the requirement that I will not use the facility unless another person is present).

I understand that I may ask any questions or request further explanation or information about the facilities and services offered by One Metro Center or MetWest International at any time before, during, or after my participation.

I declare that I have read, understood, and agree to the contents of this informed consent agreement in its entirety.

Signature:	Date:

Witness:

AGREEMENT AND RELEASE OF LIABILITY

This Form is to be used in connection with the exercise facility provided at One Metro Center or MetWest International which is an unsupervised facility and is intended to be used only by apparently healthy individuals.

1.	In consideration of gaining membership or being allowed to exercise at One Metro Center or MetWest International and to use its facilities, equipment and machinery, I do hereby waive, release and forever discharge Metropolitan Life Insurance Company and Taylor and Mathis and their officers, agents, employees, representatives, executors and all others from any and all responsibilities or liability for injuries or damages resulting from my participation in any activities or my use of equipment or machinery in the above-mentioned exercise facility or arising out of my participation in any activities at said facility. I do also hereby release all of those mentioned and any others acting upon their behalf from any responsibility or liability for any injury or damage to myself, including those caused by the negligent act or omission of any of those mentioned or others acting on their behalf or in any way arising out of or connected with my participation in any exercise activities or the use of any equipment at One Metro Center or MetWest International. (Please initial )

2.	I understand and am aware that strength, feasibility and exercise, including the use of equipment, is a potentially hazardous activity. I also understand that fitness activities involve risk of injury and even death and that I am voluntarily participating in these activities and using equipment and machinery with knowledge of the dangers involved. I hereby agree to expressly assume and accept any and all risks of injury or death. (Please initial )

3.	I do hereby further declare myself to be physically sound and suffering from no condition, impairment, disease, infirmity or other illness that would prevent my participation in exercise at One Metro Center or MetWest International or the use of equipment or machinery except as hereinafter stated. (Please initial )

4.	I do hereby acknowledge that I have been informed of the need for a physician’s approval for my participation in an exercise and/or fitness activity or in the use of exercise equipment and machinery. I also acknowledge that it has been recommended that I have a yearly or more frequent physical examination and consultation with my physician as to physical activities, exercise and the use of exercise and training equipment so that I might have recommendations concerning these fitness activities and equipment use. (Please initial )

5.	I acknowledge that I have had a physical examination and have been given my physicians permission to participate and I do hereby assume all responsibility for my participation and activities and utilization of equipment and machinery in my activities. (Please initial )

Signature:	Date:

FITNESS EQUIPMENT INSTRUCTION WAIVER – One Metro Center Only

I                                         , declare that I have received and read the written instructions for the proper use of the fitness equipment in the One Metro Center Fitness Center. I also declare that I have been given the opportunity to view the Proper Use of 20 Nautilus Exercise Movements videotape by Nautilus.

Signature	Date

FITNESS EQUIPMENT INSTRUCTION WAIVER – MetWest International Only

I                                         , declare that I have received and read the written instructions for the proper use of the fitness equipment in the MetWest International Fitness Center. I also declare that I have been given the opportunity to read the written manuals of the exercise equipment, which is located in the Management Office.

Signature	Date

HEALTH HISTORY QUESTIONNAIRE AND

PHYSICIAN’S STATEMENT AND CLEARANCE FORM

I                                         , declare that I have received the Health History Questionnaire and the Physician’s Statement and Clearance Form. I understand that it is strongly recommended that I complete these forms, along with my Physician’s consent prior to participating in any exercise and/or fitness program at One Metro Center or MetWest International.

Signature	Date

PHYSICIAN’S STATEMENT AND CLEARANCE FORM

This Form is to be used in connection with the exercise facility provided at One Metro Center or MetWest International which is an unsupervised facility and is intended to be used only by apparently healthy individuals.

Before you can begin exercised at the exercise facility at One Metro Center or MetWest International, you need to have a physician complete and return this medical clearance form.

I hereby give my physician permission to complete the attached statement and return same to the staff at One Metro Center or MetWest International.

Patient’s Signature	Date

Physician’s Name

Phone	Fax

Address

For Physician Use Only

Please check one of the following statements:

                     I concur with my patient’s participation with no restrictions

                     I do not concur with my patient’s participation in an exercise program

(if checked, the individual will not be allowed to join One Metro Center or MetWest International Fitness Center)

Physician’s Name

Physician’s Address

Physician’s Signature	Date

Exercise Facility

Health History Questionnaire

Name:

Home Address:

Employer:

Employer Address:

Position:

Telephone – Home:	Telephone – Work:

Height:	Weight:

Gender:	Age:

Birthdate:

Regular physical activity is safe for most people. However, all individuals must check with their doctor before they start an exercise program at                                         . Please read the following questions carefully and answer each one honestly. Please check YES or NO and submit this Health History Questionnaire to your doctor in connection with your request for a Physician’s Statement and Clearance Form.

YES	NO

1. Do you have a heart condition?

2. Have you ever experienced a stroke?

3. Do you have epilepsy?

4. Are you pregnant?

5. Do you have diabetes?

6. Do you have emphysema?

7. Do you feel pain in your chest when you engage in physical activity?

8. Do you have chronic bronchitis?

EXHIBIT 3-8

YES	NO

9. In the past month, have you had chest pain when you were not doing physical activity?

10. Do you ever lose consciousness or do you ever lose control of your balance due to chronic dizziness?

11. Are you currently being treated for a bone or joint problem that restricts you from engaging in physical activity?

12. Has a physician ever told you or are you aware that you have high blood pressure?

13. Has anyone in your immediate family (parents/brothers/sisters) had a heart attack, stroke or cardiovascular disease before age 55?

14. Has a physician ever told you or are you aware that you have a high cholesterol level?

15. Do you currently smoke?

16. Are you a male over 44 years of age?

17. Are you a female over 54 years of age?

18. Are you currently exercising LESS than 1 hour per week? If you answered no, please list your activities.

19. Are you currently taking any medication? Please list the medication and its purpose?

EXHIBIT 3-8

INSTRUCTIONS FOR PROPER USE OF FITNESS

EQUIPMENT

MULTI-EXERCISE MACHINE (3 Exercises)

Chin-up

•	Place the crossbar located at the top of the machine into the forward position

•

Adjust the carriage to the proper height; a height that allows you to hang by your straightened arms without contacting the floor or the lower part of the machine. Carriage raises simply by lifting upward. To lower, disengage the mechanism by lifting the small handles below the dip handles.

•	If more resistance is needed than that supplied by your body weight, fasten the belt to the machine and secure it around your hips

•	Grasp the crossbar with your palms up. Your hands should be shoulder width apart.

•	Kneel and lift your feet from the floor. Pull yourself up with your arms. Place your chin over the bar, actually getting your chest as close as possible to bar level

•	Pause, then lower your body to the starting position and repeat.

Dip

•	Make sure the crossbar at the top of the machine is in the rear position.

•

Adjust the carriage to a level that allows you to get into the starting position with your arms straight. Carriage raises simply by lifting upward. To lower, disengage the mechanism by lifting the small handles below the dip handles

•	If more resistance is needed than that supplied by your body weight, fasten the belt to the machine and secure it around your hips.

•	Place your hands on the side handles. Cup your hands over the handles

•

Ascend to the first or second step. Lock your elbows and remove your feet from the step by bending your knees, then lower your body. Descend to a moderate stretch, then straighten your arms to lift your body and repeat.

Calf Raise

•	Fasten the belt to the machine and adjust it comfortably around your hips. Keep your lower back rounded.

•	Place the balls of your feet on the first step and put your hands on the front of the lowered cage.

•	Keep your knees straight throughout the exercise. Do not lock them hard

•	Raise your heels as high as possible, trying to stand on your big toes.

•	After pausing, lower your heels slowly.

•	After stretching at the bottom, repeat the entire sequence

Super puller

•	Adjust the seat so that your shoulders are aligned with the axes of rotation of the movement arm.

•	Fasten the seat belt and press the foot lever to move the elbow pads forward

•	Place your elbows on the pads of the movement arm and rest your hands against the curved portion of the cross bar. Keep your hands open.

•	Remove your feet from the pedal and rotate your elbows slowly up and back.

•	Stretch moderately by allowing your elbows to go as far back as is comfortable

•	Rotate your elbows forward until the bar touches your midsection.

•	Pause. Keep your neck muscles relaxed. Look straight ahead or slightly downward, but keep your head basically motionless.

•	Return slowly to the stretched position and repeat.

•	Exit the machine by pressing the foot pedal to support the weight while you remove your elbows from the pads. Lower the weight with your legs.

Multi Triceps

•

Pull lever of seat back to allow easy entry into the machine (seat back will move backward). Sit in machine and pull seat back forward until you hear it lock in. The seat should be at a level where your elbows are slightly higher than your shoulders, when your upper arms are resting on the padded support immediately in front of your torso.

•	Position your elbows on the axes of rotation of the machine’s movement arms.

•	Adjust the seat back so your elbows remain in proper alignment.

•	Place the sides of your hands against the movement arm pads. Stabilize your feet on the floor and keep your legs relaxed throughout the exercise.

•	Move into a moderately stretched position in which your hands are approximately across from your ears.

•	Extend both arms simultaneously until your elbows are straight. As you approach full extension neither hunch your shoulders or bend your wrists forward in an effort to extend your arms further.

•	Exit the machine by pulling the lever of the seat back, thus moving the seat backward.

Multi Biceps

•

Sit on the seat of the machine and put your elbows on the padded support in front of you, but do not grasp the handles of the movement arm. The seat should be at a height that places your elbows slightly lower than your shoulders. Stand to adjust accordingly.

•

From a standing position straddling the seat, lean over the elbow support; grasp the handles of the movement arm. Pull the movement arms upward; put your elbows on the pad aligned with the axes of rotation.

•	Place your feet flat on the floor and keep your legs relaxed throughout the exercise.

•	Try to cup your hands around the handles instead of grasping them tightly. Keep your wrist rigid throughout the exercise.

•	Lower the weight until your arms are straight. Do not hunch your shoulders.

•	Curl both arms simultaneously, as far as possible. Then lower the weight with both arms until they are straight and repeat.

•	To exit the machine, maintain grasp of the movement arms and stand. Lower the weight back into its resting position and release the handles.

DOUBLE CHEST MACHINE (2 Exercised)

Arm Cross

•	Adjust the seat to align your shoulders directly above the axes of movement arms.

•	Sit in the seat and fasten the seat belt. Place your legs on the rest and relax your lower body.

•	Place your forearms behind and firmly against the movement arm pads. Grasp the handles lightly; thumbs should be underneath the rungs with your upper arms roughly horizontal to the floor.

•	Push with your forearms trying to touch your elbows together in front of your chest. Keep your neck back, chin down chest up, shoulders down and back arched.

•	Pause in the forward position, then lower the weight slowly to a comfortable stretch, and repeat.

Decline Press

•	Stay seated in the machine, with the seat at the same height used for arm cross exercise, smaller individuals may need to lower the seat.

•	Place your feet on the foot pad and push to bring the handles forward. Grasp the handles lightly applying pressure with the palms.

•	Remove your feet from the foot pad, allowing the weight to be placed on your hands.

•	Allow the handles to push your arms back into a comfortable stretch.

•	Push forward until your elbows are extended. Keep your elbows slightly out and your neck and head back, chin down, back arched, chest up, shoulders down.

•	Lower the weight stack to starting position and repeat

•	Exit the machine by depressing the foot pad to remove the weight from your arms.

OVERHEAD PRESS

•	Adjust the seat so that the handles are at shoulder level.

•	Site on the seat and fasten the seat belt. Cross your ankles.

•	Grasp the handles lightly and push the handles upward, stopping just short of locking the elbows. Keep your lower back rounded by pressing against the seat back.

•	Lower the handles slowly. Let the weight stack barely touch, then repeat

ROTARY TORSO

•

Straddle the seat. Make sure the seat is adjusted and locked into the extreme right or left position. Use the handle on the right side to adjust the seat. Anchor your lower body by squeezing the pads between your lower knees. Place the belt securely across your thighs.

•	Position your head and spinal column directly above the movement arm’s pivot point.

•	Place your upper arms securely over the angled roller pads behind your back. Your elbows should be as close together as comfortably possible with your hands up.

•	Allow the back pressure of the movement arm rotate you in one direction for a moderate stretch. Starting here rotate to the opposite side.

•	Pause at completion then return slowly to the starting position and repeat.

•	After completing exercise, adjust the seat to the opposite side and lock in place. Repeat exercise for the other side.

LOWER BACK

•	Sit on seat. Make sure your hips are firmly against the seat back.

•	Position the foot pad so when feet are placed on it the legs will be slightly elevated (one inch) off the seat pad.

•	Fasten the seat belt around the hips and across the thighs securely.

•	Extend torso backwards slowly, thus rotating around and lumbar region.

•	Pause in the extended position. Then return slowly to the starting position allowing the weight stack to barely touch, then repeat.

ABDOMINAL

•	Adjust the seat so that your navel aligns with the center of the Nautilus symbol, fasten the seat belt.

•	Place elbows on pads and rest hands on handles provided

•	Contract your upper abdominal muscles shortening the distance between the bottom of your ribs and the top or your pelvic girdle.

•	Pause in the forward position, then return to the starting position, allowing the weight stack to barely touch, then repeat.

SEATED LEG CURL

•	Sit on the seat of the machine.

•	Place your lower legs between the roller pads. The end of the pad should be behind your ankles and other should be in front of your shins, just below your knees

•	Align your knee joints with the axes of rotation of the movement arm.

•	Pull the seat forward until it comes in contact with your buttocks.

•	Fasten the seat belt across your thighs and grasp the handles lightly.

•	Curl your legs and try to touch your buttocks with your heels. Simultaneously try to raise your toes to your knees.

•	Return to the starting position letting the weight stack barely touch and your ankles relax, then repeat.

STAIRMASTER

•	Place hands on handgrips. Step onto pedals and maintain an erect posture. DO NOT LEAN ON CONSOLE. Do not squeeze or pull the handrails.

•	Answer questions displayed on control panel. Press enter key after accurate input, press clear to correct errors.

•	Begin climbing steps. Speed of pedal movement increases as profile of selected program appears. Manual program speed adjustment using arrow keys in lower right corner.

•	Flashing column indicates current interval and timer shows seconds remaining higher columns indicate faster stepping rate.

•	Always maintain contact with the steps. Pedals should not contact the top stopper or the floor. Maintain climbing technique, avoid pulling handrails or pushing steps.

TREADMILL

•	Step on both stepping rails, instead of the belt.

•	Press the Quick Start button and adjust the speed.

•	For a more personalized workout, select the desired workout, and enter prompts.

•	When the belt slowly begins to move, step onto it’s center and begin walking.

LEG EXTENSION

•	Sit on seat of machine.

•	Lean forward and place your shins behind the roller pad

•	Adjust the seat back until it is securely against your buttocks.

•	Make sure your knees are aligned with the axes of rotation of the movement arm

•	Place a small pad behind your head if you find any discomfort in the neck area, fasten the seatbelt.

•	Push the movement arm forward and upward. Be sure to reach the full knee extension. Grasp the handles for stability during the last 45 degrees of extension.

•	Pause at full extension and evenly release your hands.

•	Lower the movement arm until the weight stack barely touches, then repeat.

DUO LEG PRESS

•	Sit on the seat. Place both feet simultaneously on the movement arms with heels placed at the lower end of the foot pads.

•

Adjust the seat by lifting the lever located at the side of the seat. The seat is in its proper position when the chain fully unwinds from the cams with your with your legs almost extends, and when the movement arms touch the cross bar of the machine frame.

•	Straighten both legs simultaneously. Your legs should stop just short of locking out. Perform the exercise the same way each time.

•	Allow one leg to bend and bring your thigh into your chest. The other leg should not move.

•	Push out smoothly with the bent leg until the cam completely unwinds, then allow the other leg to bend and straighten. Continue in this alternating fashion.

CONSENT OF GUARANTOR

By its signature hereinbelow, Guarantor acknowledges and agrees that, as material consideration for Landlord entering into the preceding First Amendment, the provisions and covenants of that certain Lease Guaranty executed by Guarantor on May 21, 2009 (the “Guaranty”), shall extend to and include the provisions of this First Amendment as if the same had been originally incorporated into the Lease referenced in said Guaranty. The Guaranty is hereby ratified and affirmed in all aspects.

GUARANTOR:

THE PBSJ CORPORATION,
a Florida corporation

By:	/s/ Donald J. Vrana
Name:	Donald J. Vrana
Title:	SVP & CFO

Signed and Acknowledged in the Presence of:

Witness-REQUIRED:	/s/ Vanessa Jones
Print Name of Witness - REQUIRED:	Vanessa Jones

Witness - REQUIRED:	/s/ Michael Staiger
Print Name of Witness-REQUIRED:	Michael Staiger

Date: September 1, 2009